                                                                                                                                                                                                                 Exhibit 23.2

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107519) of DiCon Fiberoptics, Inc. of our report dated April 17, 2006 relating to the financial statements of Global Fiberoptics, Inc. and the financial statement schedule, which appears in this Form 10-KSB.

/s/PricewaterhouseCoopers

Kaohsiung, Taiwan
June 22, 2006